POWER OF ATTORNEY

The undersigned Jeffrey Jarczyk and Marc D. Stern, each a Director/Trustee of each of the registered investment companies listed in Appendix A hereto, hereby authorize John M. Perlowski, Jay M. Fife, Jennifer McGovern, Trent Walker and Janey Ahn, or any of them, as attorney-in-fact, to sign on his behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statements on Form N-1A and the Registration Statements on Form N-14, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 1st day of July, 2026.

Signature	Title

/S/ JEFFREY JARCZYK Jeffrey Jarczyk	Director/Trustee

/S/ MARC D. STERN Marc D. Stern	Director/Trustee

Appendix A

BlackRock Advantage Global Fund, Inc.

BlackRock Advantage SMID Cap Fund, Inc.

BlackRock Balanced Fund, Inc.

BlackRock Capital Appreciation Fund, Inc.

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock ETF Trust

BlackRock Financial Institutions Series Trust

BlackRock FundsSM

BlackRock Funds II

BlackRock Funds III

BlackRock Global Allocation Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock International Select Equity Fund

BlackRock Large Cap Focus Growth Fund, Inc.

BlackRock Large Cap Focus Value Fund, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Liquidity Funds

BlackRock Mid-Cap Value Series, Inc.

BlackRock Natural Resources Trust

BlackRock Series Fund, Inc.

BlackRock Series, Inc.

BlackRock Unconstrained Equity Fund

BlackRock Variable Series Funds, Inc.

Managed Account Series

Master Investment Portfolio

Quantitative Master Series LLC